Exhibit 2.3

EXECUTION VERSION

AMENDMENT TO PLAN SPONSOR AGREEMENT

This AMENDMENT (this “Amendment”) to the Plan Sponsor Agreement (defined below) is entered into as of April 25, 2018, by and among HCR ManorCare, Inc., a Delaware corporation (the “Debtor”), Quality Care Properties, Inc., a Maryland corporation (“Parent”), HCP Mezzanine Lender, LP, a Delaware limited partnership and a wholly-owned subsidiary of Parent (“Purchaser”), and the parties signatory hereto as lessors (collectively, the “Lessors” and, together with Parent and Purchaser, the “Purchaser Entities”).

R E C I T A L S

A.                                         The Debtor and the Purchaser Entities entered into that certain Plan Sponsor Agreement, dated as of March 2, 2018 (the “Original PSA”).

B.                                         Contemporaneously with this Amendment, the Debtor, ProMedica Health System, Inc. (the “Alternative Plan Sponsor”), Parent and certain other parties have entered into an Alternative Plan Sponsor Agreement (the “Alternative PSA”), which, among other things, contemplates the acquisition by a subsidiary of the Alternative Plan Sponsor of 100% of the equity of the reorganized Debtor through the First Amended Chapter 11 Plan of Reorganization for HCR ManorCare, Inc. in the form attached to the Alternative PSA (the “Amended Plan”);

C.                                         In accordance with Section 8.2 of the Original PSA, the Debtor and the Purchaser Entities desire to amend certain terms of the Original PSA as expressly provided in this Amendment.

A G R E E M E N T

In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby acknowledge and agree as follows:

1.                                           Article I. Article I of the Original PSA is hereby amended by inserting the following new Section 1.8 after Section 1.7 and before Article II:

“Section 1.8                              Alternative Plan Sponsor Agreement. The parties acknowledge that the Debtor, Parent, ProMedica Health System, Inc. (the “Alternative Plan Sponsor”) and certain other parties have entered into an Alternative Plan Sponsor Agreement (the “Alternative PSA”), dated as of April 25, 2018, which, among other things, contemplates the acquisition by a subsidiary of the Alternative Plan Sponsor of 100% of the equity of the reorganized Debtor through the First Amended Chapter 11 Plan of Reorganization for HCR ManorCare, Inc. in the form attached to the Alternative PSA (the “Amended Plan”) as an alternative to the transactions contemplated by this Agreement and that the Alternative PSA was entered into by the Debtor at the request of the Purchaser Entities (which Purchaser Entities would derive significant benefits from the consummation of the transactions contemplated by the Alternative PSA).

The parties further acknowledge that, at the request of the Purchaser Entities, the Debtor has entered into that certain restructuring support agreement, dated as of April 25, 2018 (the “Alternative RSA”), with Carlyle MC Partners, L.P., a Delaware limited partnership, Carlyle Partners V-A MC, L.P., a Delaware limited partnership, Carlyle Partners V MC, L.P., a Delaware limited partnership, CP V Coinvestment A, L.P., a Delaware limited partnership, and CP V Coinvestment B, L.P., a Delaware limited partnership (collectively, the “Carlyle Holders”), MC Operations Investments, LLC and the Alternative Plan Sponsor. Notwithstanding anything in this Agreement or any other Debtor Document to the contrary, each of the Purchaser Entities hereby consents to (a) the execution, delivery and performance of the Alternative PSA and Alternative RSA by the Debtor (and, with respect to the Alternative RSA, the Carlyle Holders), the filing of the Amended Plan and all motions or pleadings in connection therewith and the consummation of the transactions contemplated thereby and (b) agrees that neither the execution, delivery or performance of the Alternative PSA and Alternative RSA by the Debtor (and, with respect to the Alternative RSA, the Carlyle Holders) nor and the consummation of the transactions contemplated thereby shall constitute, or be deemed in any manner whatsoever to constitute, any breach, default or violation of any provision of this Agreement or any other Debtor Document (including the Restructuring Support Agreement).”

2.                                           Section 4.2(a). Section 4.2(a) of the Original PSA is hereby amended by inserting the following at the end of such section:

“The parties agree that (x) notwithstanding anything to the contrary in this Section 4.2(a), from and after the execution of the Alternative PSA, neither party shall be required to, and neither party shall (without the consent of the Debtor and Parent), pursue the Governmental Approvals or make any filings with any Governmental Entity in connection with the transactions contemplated by this Agreement until such time (if any) as the condition in Section 6.1(e) shall have been satisfied, and (y) in the event the condition in Section 6.1(e) is satisfied, the foregoing provisions of this Section 4.2(a) shall continue in full force and effect and the parties shall cooperate to obtain the Governmental Approvals and make such other filings with Governmental Entities in accordance with such foregoing provisions of this Section 4.2(a) as promptly as practicable.”

3.                                           Section 4.10(e). Section 4.10(e) of the Original PSA is hereby amended by inserting the following after the words “other than” and before the words “the Transactions or the disposition of those Leased Facilities set forth in Section 5.3(b) of the Debtor Disclosure Letter”:

“(A) the transactions contemplated by the Alternative Plan Sponsor Agreement and (B)”

4.                                           Section 6.1. Section 6.1 of the Original PSA is hereby amended by inserting the following after subsection (d) thereof:

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“(e)         Termination of Alternative PSA. The Alternative PSA shall have terminated in accordance with its terms (it being understood and agreed that if the Debtor has elected to terminate the Alternative PSA pursuant to Section 7.3 or 7.4 of the Alternative PSA (or has provided written notice to the Alternative Plan Sponsor that the Alternative PSA has terminated automatically in accordance with Section 7.1 of the Alternative PSA, this condition shall be deemed satisfied irrespective of any dispute among any of the parties to the Alternative PSA as to the effectiveness of such termination).”

5.                                           Section 6.2(a). Section 6.2(a) of the Original PSA is hereby amended and restated by deleting in its entirety all of the text of such section and replacing such text with the following:

“Representations and Warranties. (i) The representations and warranties of the Debtor (other than the representations and warranties set forth in Sections 2.1(a) (Organization, Good Standing and Qualification), 2.1(c) (Corporate Authority and Approval), 2.1(s) (Brokers and Finders) and the first sentence of Section 2.1(b) (Capital Structure) (the “Fundamental Representations of the  Debtor”)) in this Agreement (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein) shall have been true and correct as of the date hereof and true and correct as of June 30, 2018 as though made on and as of June 30, 2018 (except for representations and warranties that are made expressly as of a specific date, which representations and warranties shall have been true and correct as of such date), in each case, except for such failures to be so true and correct as shall not have had, and would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, and (ii) the Fundamental Representations of the Debtor shall be true and correct in all respects as of the date hereof and true and correct in all respects as of the Closing as though made on and as of the Closing (except for representations and warranties that are made expressly as of a specific date, which representations and warranties shall be true and correct as of such date).”

6.                                           Section 7.1. Section 7.1 of the Original PSA is hereby amended and restated by deleting the word “or” after subsection (g) thereof and inserting the following before the period in subsection (h) thereof:

“; or

(i) the transactions contemplated by the Alternative PSA are consummated.”

7.                                           Section 7.3. Section 7.3 of the Original PSA is hereby amended and restated by replacing “September 30, 2018” with “January 15, 2019”.

8.                                           Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Original PSA not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated

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herein. The Original PSA, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

9.                                           References. On and after the date hereof, each reference in the Original PSA to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Original PSA, and each reference in any other document relating to the “Plan Sponsor Agreement,” “Agreement,” “thereunder,” “thereof” or words of like import referring to the Original PSA, means and references the Original PSA as amended hereby.

10.                                    Miscellaneous. The provisions contained in Sections 8.2, 8.4, 8.5, 8.12 and 8.13 of the Original PSA are incorporated by reference in this Amendment mutatis mutandis.

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IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date hereof.

HCR MANORCARE, INC.

By:	/s/ John R. Castellano
	Name:	John R. Castellano
	Title:	Chief Restructuring Officer

QUALITY CARE PROPERTIES, INC.

By:	/s/ C. Marc Richards
	Name:	C. Marc Richards
	Title:	Chief Financial Officer

HCP MEZZANINE LENDER, LP

By:	/s/ C. Marc Richards
	Name:	C. Marc Richards
	Title:	Chief Financial Officer

[SIGNATURE PAGE CONTINUES]

[Signature Page to Amendment to the Plan Sponsor Agreement]

“LESSORS”

HCP PROPERTIES, LP, a Delaware limited partnership

By:	HCP I-B Properties, LLC, a Delaware limited liability company, its General Partner

HCP WEST VIRGINIA PROPERTIES, LLC, a Delaware limited liability company

HCP PROPERTIES OF ALEXANDRIA VA, LLC, a Delaware limited liability company

HCP PROPERTIES OF ARLINGTON VA, LLC, a Delaware limited liability company

HCP PROPERTIES OF MIDWEST CITY OK, LLC, a Delaware limited liability company

HCP PROPERTIES OF OKLAHOMA CITY (NORTHWEST), LLC, a Delaware limited liability company

HCP PROPERTIES OF OKLAHOMA CITY (SOUTHWEST), LLC, a Delaware limited liability company

HCP PROPERTIES OF TULSA OK, LLC, a Delaware limited liability company

HCP PROPERTIES-ARDEN COURTS OF ANNANDALE VA, LLC, a Delaware limited liability company

HCP PROPERTIES-CHARLESTON OF HANAHAN SC, LLC, a Delaware limited liability company

HCP PROPERTIES-COLUMBIA SC, LLC, a Delaware limited liability company

HCP PROPERTIES-FAIR OAKS OF FAIRFAX VA, LLC, a Delaware limited liability company

[Signature Page to Amendment to the Plan Sponsor Agreement]

HCP PROPERTIES-IMPERIAL OF RICHMOND VA, LLC, a Delaware limited liability company

HCP PROPERTIES-LEXINGTON SC, LLC, a Delaware limited liability company

HCP PROPERTIES-MEDICAL CARE CENTER-LYNCHBURG VA, LLC, a Delaware limited liability company

HCP PROPERTIES-OAKMONT EAST-GREENVILLE SC, LLC, a Delaware limited liability company

HCP PROPERTIES-OAKMONT OF UNION SC, LLC, a Delaware limited liability company

HCP PROPERTIES-OAKMONT WEST-GREENVILLE SC, LLC, a Delaware limited liability company

HCP PROPERTIES-STRATFORD HALL OF RICHMOND VA, LLC, a Delaware limited liability company

HCP PROPERTIES-WEST ASHLEY-CHARLESTON SC, LLC, a Delaware limited liability company

HCP MARYLAND PROPERTIES, LLC, a Delaware limited liability company

HCP PROPERTIES-SALMON CREEK WA, LLC, a Delaware limited liability company

HCP PROPERTIES-WINGFIELD HILLS NV, LLC, a Delaware limited liability company

HCP PROPERTIES-UTICA RIDGE IA, LLC, a Delaware limited liability company

[Signature Page to Amendment to the Plan Sponsor Agreement]

HCP TWINSBURG OH PROPERTY, LLC, a Delaware limited liability company

By:	HCR Schoenherr Road Property, LLC, a Delaware limited liability company, its sole member

By:	HCP Properties, LP, a Delaware limited partnership, its sole member

By:	HCP I-B Properties, LLC, a Delaware limited liability company, its General Partner

By:	/s/ C. Marc Richards
	Name:	C. Marc Richards
	Title:	Chief Financial Officer

HCP STERLING HEIGHTS MI PROPERTY, LLC, a Delaware limited liability company

By:	HCR Schoenherr Road Property, LLC, a Delaware limited liability company, its sole member

By:	HCP Properties, LP, a Delaware limited partnership, its sole member

By:	HCP I-B Properties, LLC, a Delaware limited liability company, its General Partner

By:	/s/ C. Marc Richards
	Name:	C. Marc Richards
	Title:	Chief Financial Officer

[Signature Page to Amendment to the Plan Sponsor Agreement]